UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2015

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32550	88-0365922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One E. Washington Street, Suite 1400, Phoenix, Arizona  85004
 (Address of principal executive offices)               (Zip Code)

(602) 389-3500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On May 19, 2015, Western Alliance Bancorporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved amendments (the “Amendments”) to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to provide (i) for the phased-in declassification of the board of directors culminating in the annual election of all directors, (ii) stockholders with the ability to remove directors not subject to classification without cause, and (iii) stockholders holding, collectively, no less than 40% of issued and outstanding shares of the Company’s common stock the right to call a special meeting of stockholders, subject to certain requirements.
Following the Annual Meeting, on May 19, 2015, the Company filed its Certificate of Amendment with the Delaware Secretary of State (the “Certificate of Amendment”), giving effect to the Amendments. The Amendments became effective on May 19, 2015. The foregoing description of the changes contained in the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
On May 19, 2015, the Board of Directors approved and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). Sections 1.3, 2.2, 2.3 and 2.5 have been amended in order to conform the Company’s Bylaws, as amended, to the Certificate of Incorporation, as amended by the Certificate of Amendment. The foregoing description of the changes contained in the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.
ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The total number of shares of the Company’s common stock, par value of $0.0001 per share, voted in person or by proxy at the Annual Meeting was 81,400,947, representing approximately 91.3% of the 89,132,956 shares outstanding and entitled to vote at the Annual Meeting. All matters voted upon at the Annual Meeting were approved with the required votes. The matters that were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.
Proposal 1 Election of Directors
The Company’s stockholders elected five directors to each serve for a one-year term expiring in 2016. The voting results were as follows:

	VOTES FOR	VOTES WITHHELD	ABSTENTIONS	BROKER NON-VOTES
Bruce Beach	74,204,818	165,789	—	7,030,340
William S. Boyd	68,330,392	6,040,215	—	7,030,340
Steven J. Hilton	68,471,452	5,899,155	—	7,030,340
Marianne Boyd Johnson	68,288,373	6,082,234	—	7,030,340
Kenneth A. Vecchione	72,850,383	1,520,224	—	7,030,340
Proposal 2 Amendments to the Company’s Certificate of Incorporation to Declassify the Board, to Provide for the Annual Election of all Directors, and Removal of Directors Without Cause
The Company’s stockholders approved the proposal to amend the Company’s Certificate of Incorporation to declassify the board, to provide for annual election of all directors, and removal of directors without cause. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
73,893,321	472,018	5,268	7,030,340

Proposal 3 Amendments to the Company’s Certificate of Incorporation to Provide Stockholders the Right to Call Special Meetings
The Company’s stockholders approved the proposal to amend the Company’s Certificate of Incorporation to provide stockholders holding, collectively, no less than 40% of issued and outstanding shares of the Company's common stock the right to call a special meeting of stockholders. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
73,566,673	797,075	6,859	7,030,340
Proposal 4 Advisory (Non-Binding) Vote on Executive Compensation
The Company’s stockholders approved, on a non-binding advisory basis, executive compensation. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
73,961,743	359,865	48,999	7,030,340
Proposal 5 Ratification of Auditor
The Company’s stockholders ratified the appointment of McGladrey LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015. The voting results were as follows:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
80,617,423	757,834	25,690	—

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a)    Not applicable.
(b)    Not applicable.
(c)    Not applicable.
(d)    Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Western Alliance Bancorporation, effective as of May 19, 2015.
3.2	Amended and Restated Bylaws of Western Alliance Bancorporation, effective as of May 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION
(Registrant)

/s/ Dale Gibbons

Dale Gibbons
Executive Vice President and
Chief Financial Officer

Date:	May 22, 2015

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment of Certificate of Incorporation of Western Alliance Bancorporation, effective as of May 19, 2015.
3.2	Amended and Restated Bylaws of Western Alliance Bancorporation, effective as of May 19, 2015.